Exhibit 10.3


                              CONSULTING AGREEMENT


     THIS AGREEMENT effective the 23rd day of June, 1999.


AMONG:

          SILVERWING SYSTEMS CORPORATION, a company duly incorporated pursuant to the laws of the State of Nevada

         (herein called "Silverwing")

                                OF THE FIRST PART

AND:

          CAGE CONSULTING LTD., a company duly incorporated pursuant to the laws of British Columbia

         (herein called the "Consultant")

                               OF THE SECOND PART


WITNESSES THAT WHEREAS:

A. At the date hereof, the only investment and undertaking of Silverwing is the holding of all of the issued and outstanding shares of Advertain On-Line Canada Inc. ("AOL");

B. AOL is in the business of creating and developing computer software for an Internet web site called "Advertain.com" and maintaining and operating the said web site. The primary purpose of the web site is to collect and distribute entertaining advertising on the Internet;

C. The Consultant has the experience, knowledge and skill in computer software development to provide the necessary consulting services to Silverwing and AOL;

D. The Consultant employs individuals who are knowledgeable and have special skills and abilities in computer software development and the management and operation of an Internet web site and who have background in and knowledge of the business of Silverwing and AOL;

E. Silverwing requires the consulting services of the Consultant to carry on its business and the business of AOL;

F. The Board of Directors believes that the consulting services of the Consultant are critical to the business of Silverwing and its wholly-owned subsidiary, AOL;

G. Each of Silverwing and the Consultant have agreed to reduce to writing the terms of the consulting agreement as provided herein.

NOW THEREFORE in consideration of the premises and of the covenants and agreements of the parties hereinafter set forth, the parties hereto covenant and agree each with the other as follows:

1.   DEFINITIONS

1.1  In this Agreement:

a)   "AOL" means Advertain On-Line Canada Inc.;


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b)   "Associated" and "Affiliate" have the meanings ascribed thereto by the
     Company Act, R.S.B.C. 1979, c.59, as amended;

c) "Board of Directors" means the duly executed board of directors of Silverwing;

d) "Change of Control" means any change in the holding, direct or indirect, of shares of either Silverwing or AOL as a result of which a person, or a group of persons, or persons acting in concert, or persons Associated or Affiliated with any such person or group are in a position to exercise effective control of either of Silverwing or AOL, other than as a result of a public offering and other than as a result of an issue of shares to a third party pursuant to a decision of the Board of Directors of either Silverwing or AOL, whichever is the case, and for the purposes of this Agreement, a person or group of persons holding shares and/or other securities in excess of the number which, directly or following conversion thereof, would entitle the holders thereof to cast more than 20% of the votes attaching to all shares of any of Silverwing or AOL which may be cast to elect directors of such companies, respectively, shall be deemed to be in a position to exercise effective control of either of Silverwing or AOL, whichever is the case;

e) "Consulting Fee" means the sum of USD$60,OO0 per annum or such greater amount as may be determined pursuant to Section 4 hereof;

f) "Permanent Disability" means permanent disability as certified by a qualified medical practitioner;

g) "Services" means the service to be provided by the Consultant to Silverwing hereunder which services shall consist of computer software development services, the provisions of technical services and computer support and marketing services;

h)   "Silverwing" means Silverwing Systems Corporation;

i) "Term" means the two year period set out in Clause 2.2 hereof and includes any renewal term.


ENGAGEMENT OF SERVICES

2.1  ENGAGEMENT

Silverwing hereby engages the Consultant, to provide the Services and the Consultant hereby accepts the engagement with Silverwing upon the terms and conditions herein set forth.

2.2  Term

The Term of this Agreement shall be for two (2) years from June , 1999 and this Agreement shall remain in force during the Term, subject to earlier termination as provided herein, and will be automatically renewed for successive terms of two (2) years unless either party gives written notice of non-renewal not less than six (6) months prior to the expiry of any Term.

DUTIES AND OBLIGATIONS

3.1  Duties

The Consultant shall provide consulting services with respect to the creation, development and promotion of the web site "Advertain.com" and the computer software in connection therewith.

3.2  Assistance

Silverwing agrees to employ or to cause AOL to employ such individuals with the required training and skills as are considered by the Consultant to be necessary in order to assist the Consultant in the discharge of its duties hereunder. The Consultant shall be permitted to use an office within Silverwing's premises and Silverwing shall provide reasonable secretarial and administrative support and computer equipment.


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3.3  Reporting

The Consultant shall report to the Board of Directors and take direction from the Board of Directors by resolution, minutes or other written communication. In the absence of, or pending such written form of communication from the Board of Directors on any matter, the Consultant will take direction from the Chairman of the Board of Directors or the Chief Executive Officer of Silverwing or such other person or persons as may be determined by the Board of Directors from time to time.

3.4  Time and Effort

During the Term and any renewal thereof, the Consultant and its employees shall devote such time, attention, labour and skill to the Services as is necessary to carry out the duties hereunder. The Consultant shall be free to devote such portion of its time, energy, effort and skill as the Consultant sees fit and to perform the Consultant's duties when and where it sees fit, as long as the Consultant performs the Services set out in this Agreement in a timely fashion.

3.5  Confidentiality and non-Competition

The Consultant recognizes and understands that in performing the duties and responsibilities provided in this Agreement, it will occupy a position of trust and confidence, pursuant to which it will develop and acquire wide experience and knowledge with respect to all aspects of the manner in which the business of Silverwing and AOL is conducted. It is the intent and agreement of the Consultant and of Silverwing that such knowledge and experience shall be used solely and exclusively in furtherance of the business interests of Silverwing and AOL and not in any manner which would be detrimental to either of them. In the event of termination of this agreement, the Consultant agrees to keep confidential all information of a confidential or proprietary nature concerning Silverwing and AOL and their subsidiaries and Affiliates and their respective operations, assets, finances, business and affairs and further agrees not to use such information for its own advantage, provided that nothing herein shall prevent disclosure of information which is publicly available or which is required to be disclosed under appropriate statutes, rules of law or legal process or which is necessary to discl~se for the conduct of the business of either of AOL and Silverwing.

FEES

4.1  Consulting Fees

The Consultant shall be paid the Consulting Fee commencing June , 1999 and, unless otherwise agreed, the Consulting Fee shall be paid in equal monthly installments and will be due and payable in advance in each month during the Term. The Board of Directors may determine that the Consultant is entitled to an increased consulting fee on the anniversary date of this Agreement and/or at the end of the fiscal year of Silverwing taking into account the services performed by the Consultant, the performance by the Consultant during the prior period, the Consultant's contribution to the success of Silverwing and/or AOL in achieving their respective corporate and financial objectives and the financial results or performance by Silverwing and/or AOL in the prior period.

4.2  Annual Review of Consulting Fee

The Consulting Fee shall be subject to annual review for increase by the Board of Directors and upon completion of the review, the adjusted Consulting Fee shall be payable as aforesaid from the anniversary date of the commencement of the Consulting Fee. In any event, the Consulting Fee shall be the minimum salary payable to the Executive.

4.3  Expenses

In addition, to the Consulting Fee, Consultant shall be entitled to reimbursement for reasonable expenses incurred by it in connection with the performance of its duties and responsibilities hereunder, including without limitation, acquiring and owning a suitable automobile or automobiles for a key employee or employees and travel expenses, upon presentation of proper accounts, statements, invoices or receipts.

5.   TERMINATION OF AGREEMENT

5.1  Consultant's Right to Terminate


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The Consultant will be entitled to terminate this Agreement:

     a) at any time prior to a Change of Control, on not less than 90 days written notice to Silverwing or at any time following a Change of Control, on not less than 30 days written notice to Silverwing;

     b) if a significant employee of the Consultant is under a Permanent Disability, on not less than 30 days written notice to Silverwing; or

     c) immediately, without notice, if Silverwing is in breach of this Agreement; provided that Silverwitig may, in its sole discretion, waive any such notice.


5.2  Silverwing's Right to Terminate

Silverwing may terminate this Agreement:

     a) without notice and at any time if the Consultant is in breach of its material duties or obligations as set forth herein; or

     b)   at any time on 60 days written notice to the Consultant.

5.3  Notice of Breach

In the event that either party determines that the other is in breach of any of the covenants, terms or conditions set forth in this Agreement to be performed, observed or complied with by the other party, the party alleging the breach shall give written notice to the other party providing a sufficiently detailed description of the breach and giving five (5) business days to the other party to cure or remedy the breach.

6.   SILVERWING'S OBLIGATIONS ON TERMINATION OF AGREEMENT

6.1  Payment on Termination

Except where the Consultant's engagement is properly terminated by reason of the Consultant being in breach of its obligations hereunder and where the Consultant has not cured or remedied the breach after receiving the requisite notice thereof, Silverwing will pay to the Consultant as liquidated damages and not as a penalty:

     a) the amount obtained when the total Consulting Fee (on a monthly basis) is multiplied by the number of months remaining in the Term;

     b)   three (3) times the total annual Consulting Fee payable hereunder;

     c) all accrued and unpaid fees and expenses to which the Consultant may be entitled pursuant to the provisions hereof up to the effective date of termination; and

     d) all reasonable legal fees and expenses incurred by the Consultant as a result of termination of this Agreement, including all fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any nght or benefit provided by this Agreement.

6.5  Payments

Silverwing acknowledges that the payments set out herein are for the benefit of the Consultant and it is the intention that the Consultant receive the full benefit of such payments.

6.6  Interpretation

For greater certainty, if a notice of termination is given pursuant to this Agreement, the date for determining Silverwing's obligations pursuant to this
Section 6 shall be the date that the notice of termination is given, not the effective date of termination except where such an interpretation would be disadvantageous to the Consultant, in


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which case the date for determining Silverwing's obligations pursuant to this
Section 6 shall be the actual date of termination.

7.   INDEMNITY

7.1 Silverwing shall indemnify and save harmless the Consultant against and from:

     a) any and all charges and claims of every nature and kind whatsoever which may be brought or made by any person, firm, corporation or foreign or domestic government, or by any governmental department, body, commission, board, bureau or agency against the Consultant or any of its employees or contractors m consequence of its being a consultant to Silverwing;

     b) any and all costs, damages, expenses (including legal fees and disbursements on a full indemnity basis), fines, liabilities (statutory and otherwise), losses and penalties which the Consultant or any of its employees or contractors may sustain, incur or be liable for in consequence or as a result of providing services to Silverwing including, without limiting the generality of the foregoing, all liabilities and penalties at any time imposed or claims at any time made under or by virtue of any provincial, federal or foreign legislative enactments; and

     c) in particular, and without in any way limiting the generality of the foregoing, any and all costs, damages, expenses (including legal fees and disbursements on a full indemnity basis), fines, liabilities, losses and penalties which the Consultant (or any of its employees or contractors) may sustain, incur or be liable for as a result of or in connection with the services provided hereunder.


8.   MISCELLANEOUS

8.1 This Agreement shall ensure to and be binding upon Silverwing and its successors and permitted assigns and the Consultant and its successors or permitted assigns but otherwise it is not assignable by Silverwing but may be assigned by the Consultant.

8.2 This Agreement shall be governed and interpreted in accordance with the laws of the Province of British Columbia which Province shall be the sole and proper forum with respect to any suits brought with respect to this Agreement.

8.3 In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid or unreasonable in any respect, such invalidity or unreasonability shall not affect any other provision of this Agreement and this Agreement shall be construed as if such invalid or unenforceable provision or provisions had never been contained herein.

8.4 The headings appearing in this Agreement are for convenience of reference only and in no way define, limit, or enlarge the scope of meaning under the provisions of this Agreement.

8.5 Any notice required or permitted to be given under this Agreement will be in writing and may be given by personal service or prepaid registered mail, posted in Canada, and addressed to the proper party at the address stated below:

     a)   if to Silverwing:

          SILVERWING SYSTEMS CORPORATION
          C/o 114 W. Magnolia Street
          Suite 446
          Bellingham, WA 98225

          Attention:        A Cage


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     b)   if to the Consultant:

          Cage Consulting Ltd.
          3rd Floor 341 Water Street
          Vancouver, British Columbia
          V6B 1B8

or to such other address as any party may specify by notice. Any notice sent by registered mail as aforesaid will be deemed conclusively to have been effectively given on the fifth business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout or other labour disturbance affecting postal service, then such notice will not be effectively given until actually received.


8.6 Wherever the singular or masculine is used in this Agreement the same shall be deemed to include the plural, feminine or body politic or corporate and also the successors and assigns of the parties hereto and each of them where the context of the parties so require.

8.7 No modifications of this Agreement shall be effective unless set forth in writing and signed by both Silverwing and the Consultant.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date set forth above.

SILVERWING SYSTEMS                          CAGE CONSULTING LTD.
CORPORATION

Per:                                        Per:

/s/ Bob Knight                              /s/ A Cage
--------------                              ----------

This is page 8 of a Consulting Agreement effective 23rd if June 1999 between Silverwing Systems Corporation and Cage Consulting Ltd.

For good and valuable consideration received by the undersigned, the receipt whereof is hereby acknowledged, the undersigned, ADVERTAIN ON-LINE CANADA INC., the wholly-owned subsidiary of Silverwing Systems Corporation, hereby covenants and agrees to indemnify and save harmless Cage Consulting Ltd. from any and all claims, losses, expenses and damages which Cage Consulting Ltd. may incur or suffer if Silverwing does not fulfill, satisfy and perform its obligations under the within Consulting Agreement including, without limitation, payment of the consulting fee by Silverwing Systems Corporation to Cage Consulting Ltd.

ADVERTAIN ON-LINE CANADA INC.


Per:

/s/ A Cage
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